EXHIBIT 11.1
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                                          WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                                       Computation of Earnings (Loss) Per Common Share
                                       Dollars in thousands, except per share amounts

                                                             Three Months Ended                         Nine Months Ended
                                                             ------------------                         -----------------

                                                          March 31,        March 31,              March 31,              March 31,
                                                          ---------        ---------              ---------              ---------
                                                            1995             1996                   1995                   1996
                                                            ----             ----                   ----                   ----

Primary and Fully Diluted - Historical Shares
Historical weighted average number of common
  shares outstanding                                     5,808,960         5,811,742             5,805,128              5,809,995

Weighted average number of common and
  common equivalent shares issued (1)                    1,820,327         1,727,393             1,803,880              1,759,617
                                                  -------------------  --------------       ----------------       ----------------
Weighted average number of common and
  common equivalent shares outstanding                   7,629,287         7,539,135             7,609,008              7,569,612
                                                  ===================   ==============       ================       ================

Income (loss) from continuing operations            $       (1,288)      $        89           $    (2,474)           $     1,060

(Loss) income from discontinued operations, net               (861)              ___                  (382)                (1,755)

                                                  -------------------   --------------       ----------------       ----------------
Net Loss                                            $       (2,149)      $        89           $    (2,856)           $      (695)
                                                  ===================   ==============       ================       ================

Income (loss) per share from continuing
  operations                                        $        (0.16)      $      0.01           $     (0.33)           $      0.14

(Loss) income per share from discontinued
  operations, net                                            (0.12)              ___                 (0.05)                 (0.23)
                                                  -------------------
                                                                        --------------       ----------------       ----------------
Net Loss per Share                                  $        (0.28)      $      0.01           $     (0.38)           $     (0.09)
                                                  ===================   ==============       ================       ================

Primary and Fully Diluted - Pro Forma Shares
Pro Forma weighted average number of com-
mon                                                      5,808,960         5,811,742             5,805,128              5,809,995
  shares outstanding

Weighted average number of common equiva-
lent                                                     1,539,613         1,727,393             1,539,613              1,759,617
 shares issued (2)
                                                  -------------------   --------------       ----------------       ----------------
Weighted average number of common and
 common equivalent shares outstanding                    7,348,573         7,539,135                 7,344,741          7,569,612
                                                  ===================   ==============       ================       ================

Income (loss) from continuing operations            $       (1,288)      $        89           $    (2,474)           $     1,060

Loss from discontinued operations, net                        (861)              ___                  (382)                (1,755)
                                                  -------------------   --------------       ----------------       ----------------
Net Income (Loss)                                   $       (2,149)      $        89           $    (2,856)           $      (695)
                                                  ===================   ==============       ================
Income (loss) per share from continuing             $        (0.17)      $      0.01           $     (0.34)           $      0.14
 operations

(Loss) income per share from discontinued
  operations, net                                   $        (0.12)             ___                  (0.05)                 (0.23)
                                                  -------------------  --------------       ----------------       ----------------
Net Earnings (Loss) per Share                       $        (0.29)      $      0.01           $     (0.39)           $     (0.09)
                                                  ===================   ==============       ================       ================

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
1) The Common Share equivalents consist of stock options, warrants and the Series A Convertible Preferred Stock. The Stock options and warrant equivalent shares are calculated using the treasury stock method and the $12.00 initial public offering price per share as the average and/or closing price for all periods. For the purposes of this Exhibit all common equivalent shares have been included even where they are dilutive.


2) The Common Stock equivalents consist of stock options, warrants and the Series A Convertible Preferred Stock. Common equivalent shares from convertible preferred stock (using the if- converted method) and stock options and warrants (using the treasury stock method) have been included in the computation when dilutive (except that, pursuant to the Securities and Exchange Commission rules, the Series A Convertible Preferred Stock which has converted into Common Stock in connection with the Company's initial public offering is included as if converted at the original date of issuance even though inclusion may be anti-dilutive). Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin all common and common equivalent shares issued by the Company at an exercise price below the assumed public offering price during the twelve-month period prior to the offering have been included in the calculation as if they were outstanding for all periods through December 31, 1995, the interim period included in the initial public offering prospectus, (using the treasury stock method and the initial public offering price of $12.00 per share). After December 31, 1995 Common equivalent shares are included only if they have a dilutive effect.

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